13

                      AMENDED AND RESTATED
                       SEVERANCE AGREEMENT

THIS AGREEMENT, originally dated December 9, 1998, is amended and restated in its entirety as of July 31, 2000. This Agreement is made by and between CNF Transportation Inc., a Delaware corporation (the "Company"), and John H. Williford (the "Executive").

WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and

WHEREAS, the Board recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1. Defined Terms. The definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

2. Term of Agreement. The Term of this Agreement shall commence on the date hereof and shall continue in effect through December 31, 2001; provided, however, that commencing on January 1, 2001, and each January 1 thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than twenty_four (24) months beyond the month in which such Change in Control occurred.

3. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration  of  the Executive's covenants  set  forth  in
     Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 9.1 hereof, no Severance Payments shall be payable under this Agreement unless there shall have been (or, under the terms of the second paragraph of Section 6.1 hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive (i) shall not have any right to be retained in the employ of the Company, and
     (ii) shall remain subject to discharge to the same extent as if this Agreement had not been entered into by the Company and the Executive.

4. Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, Disability or Retirement or (iv) the termination by the Company of the Executive's employment for any reason.

5.   Compensation Other Than Severance Payments.

          5.1 Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to disability, including physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period (other than any disability plan), until the Executive's employment is terminated by the Company for Disability.

          5.2 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the Change in Control, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the Change in Control.

          5.3 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive's normal post_termination compensation and benefits as such payments become due (other than severance payments under any severance plan as in effect immediately prior to the Date of Termination). Such post_termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the Change in Control.

6.   Severance Payments.

          6.1    If  the  Executive's  employment  is  terminated
          following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 ("Severance Payments") and Section 6.2, in addition to any payments and benefits to which the Executive is entitled under
          Section 5 hereof; provided, however, that the Executive shall not be entitled to the Severance Payments unless and until the Executive (or, in the event of the Executive's death, the executor, personal representative or administrator of the Executive's estate) has signed a written waiver and release substantially in the form set forth on Exhibit A hereto.

          For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without
          Cause or by the Executive with Good Reason, if (i) during the Term the Executive's employment is terminated by the Company without Cause following a Potential Change in Control but prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) during the Term the Executive terminates his employment for Good Reason following a Potential Change in Control but prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person or (iii) during the Term the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs).
          An Executive will not be considered to have been terminated by reason of the divestiture of a facility, sale or other disposition of a business or business unit, or the outsourcing of a business activity with which the Executive is affiliated, notwithstanding the fact that such divestiture, sale or outsourcing takes place within two years following a Change in Control, if the Executive is offered comparable employment by the successor company and such successor company agrees to assume the Company's obligations to the Executive under this Agreement.

                     (A)   In lieu of any further salary payments
               to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the
               Company shall pay to the Executive a lump sum severance payment, in cash, equal to three times the sum of (i) the Executive's annual base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the Change in Control and (ii) the highest of (1) the average annual bonus earned by the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the three fiscal years ending immediately prior to the fiscal year in which occurs the Date of Termination, (2) the average annual bonus earned by the Executive pursuant to any such plan in respect of the three fiscal years ending immediately prior to the fiscal year in which occurs the Change in Control or (3) the target annual bonus in effect for the Executive for the fiscal year in which occurs the Date of Termination.

                     (B)   For  the thirty-six (36) month  period
               immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents life, disability and accident benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive and his dependents immediately prior to the Change in Control, at no greater cost to the Executive than the cost to the Executive immediately prior to such Date of Termination or Change in Control; provided, however, that any across the board changes to life, disability or accident benefits similarly affecting all or substantially all employees of the Company and any entity in control of the Company shall not be deemed a breach of this Section 6.1(B). Benefits otherwise receivable by the Executive pursuant to this Section 6.1(B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive during the thirty-six
               (36) month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the cost of such benefits to the Executive over such cost immediately prior to the Date of Termination or, if more favorable to the Executive, immediately prior to the Change in Control. If the Executive dies during the thirty-six (36) month period following the Date of Termination, life, disability and accident benefit coverage of the Executive's dependents shall continue for the remainder of the thirty-six (36) month period.

                     (C)   Notwithstanding any provision  of  any
               health or dental insurance plan or health or dental benefit plan to the contrary, the Company shall provide health and dental benefits to the Executive and his dependents as if the Executive, as of the Date of Termination, has retired (i)
               under the terms of such plan as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, immediately prior to the Change in Control and (ii) with age plus years of service totaling 85 or more. Benefits otherwise receivable by the Executive pursuant to this Section 6.1(C) shall be reduced to the extent benefits of the same type are received by or made available to the Executive following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the cost of such benefits to the Executive over such cost immediately prior to the Date of Termination or, if more favorable to the Executive, immediately prior to the Change in Control. If the Executive dies at a time when health and dental benefits are being provided under this Section 6.1(C) to the Executive's dependents, the Company shall continue to provide the dependents with health and dental benefits for as long as, and on the same basis as, such benefits are provided to dependents of retired employees who have retired with age plus years of service totaling 85 or more.

                     (D)   In addition to the retirement benefits
               to which the Executive is entitled under each Pension Plan or any successor plan thereto, the Company shall pay the Executive a lump sum amount, in cash, equal to the excess of (i) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the third anniversary of the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which the Executive would have accrued under the terms of all Pension Plans (without regard to any amendment to any Pension Plan made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Executive (A) were fully vested thereunder, (B) had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder,
               (C) had attained an age which is three years older than the age the Executive had attained as of the Date of Termination and (D) had been credited under each Pension Plan during such period with compensation equal to the Executive's annual amount taken into account under Section 6.1(A) hereof, over (ii) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which the Executive had accrued pursuant to the provisions of the Pension Plans as of the Date of Termination. For purposes of this Section 6.1(D), "actuarial equivalent" shall be determined using the same assumptions utilized under the applicable Pension Plan immediately prior to the Date of Termination or, if more favorable to the Executive, immediately prior to the Change in Control.

               6.2   (A)   Whether  or not the Executive  becomes
               entitled to the Severance Payments, if any of the payments or benefits received or to be received by the Executive in connection with a Change in
               Control   or   the   Executive's  termination   of
               employment (whether pursuant to the terms of  this
               Agreement  or  any  other  plan,  arrangement   or
               agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

                     (B)  For purposes of determining whether any
               of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of
               Section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) should not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of Section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of
               Section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or should otherwise not be subject to the Excise Tax and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 6.2), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                     (C)   In  the event that the Excise  Tax  is
               finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up
               Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes), plus interest on the amount of such repayment at 120% of the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five
               (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

          6.3   The payments provided in subsections (A), (C) and
          (D)  of  Section 6.1 hereof and in subsections (A)  and
          (B) of Section 6.2 hereof shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company or, in the case of payments under Section 6.2 hereof, in accordance with Section 6.2 hereof, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in Section 1274(b)(2)(B) of the
          Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in Section 1274(b)(2)(B) of the Code). At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

          6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

7.   Termination Procedures and Compensation During Dispute.

          7.1 Notice of Termination. After a Change in Control and during the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three_quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the
          Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause
          (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

          7.2 Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

8. No Mitigation. The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than to the extent provided in Section 6.1(B) and 6.1(C) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

9.   Successors; Binding Agreement.

          9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

10. Notices. All notices and other communications provided for in this Agreement (i) shall be in writing, (ii) shall be hand delivered, sent by overnight courier or by United States registered mail, return receipt requested and postage prepaid, addressed, in the case of the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, and (iii) shall be effective only upon actual receipt.

                         To the Company:

                         CNF Transportation Inc.
                         3240 Hillview Avenue
                         Palo Alto, CA 94304
                         Attention: General Counsel

11.  Miscellaneous.   No  provision  of  this  Agreement  may  be
     modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however, that this Agreement shall supersede any written agreement setting forth the terms and conditions of the Executive's employment with the Company only in the event that the Executive's employment with the Company is terminated on or following a Change in Control, by the Company other than for Cause or by the Executive for Good Reason. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

12.  Validity.   The  invalidity  or  unenforceability   of   any
     provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13.  Counterparts.   This  Agreement may be executed  in  several
     counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14.  Settlement of Disputes; Arbitration.

          14.1 All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied.

          14.2 Any further dispute or controversy arising under or in connection with this Agreement shall be finally settled exclusively by arbitration in Palo Alto, California, in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in this Agreement shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

15. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

          (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange
          Act.

          (B)   "Auditor"  shall have the meaning  set  forth  in
          Section 6.2 hereof.

          (C)  "Base Amount" shall have the meaning set forth  in
          Section 280G(b)(3) of the Code.

          (D) "Beneficial Owner" shall have the meaning set forth in Rule 13d_3 under the Exchange Act.

          (E) "Board" shall mean the Board of Directors of the Company.

          (F) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to disability, including physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section
          7.1 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company. In the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board and, in the event of an arbitration as contemplated by Section 14.2, to the arbitrator, by clear and convincing evidence that Cause exists.

          (G) A "Change in Control" means the occurrence of any one of the following events:

                     (I)   any "person," as such term is used  in
               Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company or its Affiliates, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or its Affiliates and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

                     (II) the following individuals cease for any
               reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

                     (III)      there is consummated a merger  or
               consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately afer such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined), directly or indirectly, acquired 25% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates); or

                     (IV) the stockholders of the Company approve
               a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of assets having an aggregate book value at the time of such sale or disposition of more than 75% of the total book value of the Company's assets on a consolidated basis (or any transaction having a similar effect), other than any such sale or disposition by the Company (including by way of spin-off or other distribution) to an entity, at least 50% of the combined voting power of the voting securities of which are owned immediately following such sale or disposition by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; provided, however, that a Change in Control shall be deemed not to have occurred under this clause (IV) if, immediately prior to the consummation of any sale or disposition of a business unit that is taken into account in determining whether a Change in Control has occurred, the Executive is employed by, and is party to a severance agreement with, such business unit.
          (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (I) "Company" shall mean CNF Transportation Inc. and, except in determining under Section 15(G) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise. In addition, when used in the context of the Executive's employment, "Company" shall mean the Company or any of its subsidiaries.

          (J) "Common Stock" shall mean the common stock, par value $0.625 per share, of the Company.

          (K) "Date of Termination" shall have the meaning set forth in Section 7.2 hereof.

          (L) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to disability, including physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

          (M)   "Exchange Act" shall mean the Securities Exchange
          Act of 1934, as amended from time to time.

          (N) "Excise Tax" shall mean any excise tax imposed under Section 4999 of the Code.

          (O) "Executive" shall mean the individual named in the first paragraph of this Agreement.

          (P) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control and during the Term of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected within 30 days of receipt by the Company of notice of the Executive's intent to terminate for Good Reason hereunder:

                     (I)   the  failure of the successor company,
               following the Change in Control, to assume this Agreement and all obligations hereunder, as of the date of such Change in Control;

                     (II) the assignment to the Executive of  any
               duties inconsistent with the Executive's status as an executive of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

                     (III)     a reduction by the Company in  the
               Executive's annual base salary (except for across-the-board salary reductions similarly affecting all executives of the Company and all executives of any Person in control of the Company) or incentive compensation opportunity (both short-term and long-term, valued in a manner consistent with the valuation methodology used by the Company prior to the Change in Control), each as in effect immediately prior to the Change in Control or as the same may thereafter be increased from time to time;
                      (IV)  the  relocation  of  the  Executive's
               principal place of employment to a location that results in an increase in the Executive's one way commute of at least 50 miles more than the Executive's one way commute immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control;

                    (V) the failure by the Company to pay to the Executive when due any portion of the Executive's current compensation;

                     (VI)  the failure by the Company to continue
               to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all or substantially all employees of the Company and any entity in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive immediately prior to the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled.

               The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to disability, including physical or mental illness. The
               Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                           Notwithstanding   anything   in   this
               Agreement to the contrary, if the Executive's employment is terminated by the Executive for any reason during the one-month period commencing on the first anniversary of a Change in Control, such termination shall be deemed a termination of the Executive's employment for Good Reason.

          (Q) "Gross-Up Payment" shall have the meaning set forth in Section 6.2 hereof.

          (R) "Notice of Termination" shall have the meaning set forth in Section 7.1 hereof.

          (S) "Pension Plan" shall mean any tax-qualified, supplemental or excess benefit pension plan maintained by the Company and any other plan or agreement entered into between the Executive and the Company which is designed to provide the Executive with supplemental retirement benefits.

          (T) "Person" shall mean any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company or its Affiliates, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or its Affiliates, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock)

          (U) "Potential Change in Control" shall be deemed to have occurred if:

                     (I)   the  Company enters into an agreement,
               the consummation of which would result in the occurrence of a Change in Control;

                     (II)  the  Company  or any  Person  publicly
               announces an intention to take or to consider taking actions, including but not limited to proxy contests or consent solicitations, which, if consummated, would constitute a Change in Control;

                     (III)      any Person becomes the Beneficial
               Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the
               Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

                     (IV)  the Board adopts a resolution  to  the
               effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (V) "Retirement" shall be deemed the reason for the termination by the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, including early retirement, generally applicable to its salaried employees.

          (W) "Severance Payments" shall have the meaning set forth in Section 6.1 hereof.

          (X)  "Tax Counsel" shall have the meaning set forth  in
          Section 6.2 hereof.

          (Y)  "Term" shall mean the period of time described  in
          Section 2 hereof (including any extension, continuation or termination described therein).

          (Z) "Total Payments" shall mean those payments so described in Section 6.2 hereof.

                         CNF TRANSPORTATION INC.



                         By:     /s/ Gregory L. Quesnel
                                 -----------------------------
                         Name:   Gregory L. Quesnel
                         Title:  President and Chief Executive
Officer



                         EXECUTIVE




                         Name:     John H. Williford
                         Address:  15 Neuman Lane
                                   Woodside, CA  94062




















16chw2939
                                                        EXHIBIT A

                  WAIVER AND RELEASE OF CLAIMS

In consideration of, and subject to, the payment to be made to me by CNF Transportation Inc. (the "Company") of the "Severance Payments" (as defined in the Amended and Restated Severance Agreement, dated as of July 31, 2000, entered into between me and the Company (the "Agreement")), I hereby waive any claims I may have for employment or re-employment by the Company or any subsidiary of the Company after the date hereof, and I further agree to and do release and forever discharge the Company or any subsidiary of the Company, and their respective past and present officers, directors, shareholders, insurers, employees and agents from any and all claims and causes of action, known or unknown, arising out of or relating to my employment with the Company or any subsidiary of the Company, or the termination thereof, including, but not limited to, wrongful discharge, breach of contract, tort, fraud, the Civil Rights Acts, Age Discrimination in Employment Act, Employee Retirement Income Security Act of 1974, Americans with Disabilities Act, or any other federal, state or local legislation or common law relating to employment or discrimination in employment or otherwise.

Notwithstanding the foregoing or any other provision hereof, nothing in this Waiver and Release of Claims shall adversely affect (i) my rights under the Agreement; (ii) my rights to benefits other than severance benefits under plans, programs and arrangements of the Company or any subsidiary or parent of the Company which are accrued but unpaid as of the date of my termination; or (iii) my rights to indemnification under any indemnification agreement, applicable law and the certificates of incorporation and bylaws of the Company and any subsidiary or parent of the Company, and my rights under any director's and officers' liability insurance policy covering me.

I acknowledge that I have signed this Waiver and Release of Claims voluntarily, knowingly, of my own free will and without reservation or duress, and that no promises or representations have been made to me by any person to induce me to do so other than the promise of payment set forth in the first paragraph above and the Company's acknowledgment of my rights reserved under the second paragraph above.

I   understand  that  this  release  will  be  deemed  to  be  an application for benefits under the Agreement and that my entitlement thereto shall be governed by the terms and conditions of the Agreement and any applicable plan. I expressly hereby consent to such terms and conditions.

I  acknowledge  that I have been given not less  than  forty-five
(45) days to review and consider this Waiver and Release of Claims (unless I have signed a written waiver of such review and consideration period), and that I have had the opportunity to consult with an attorney or other advisor of my choice and have been advised by the Company to do so if I choose. I may revoke this Waiver and Release of Claims seven days or less after its execution by providing written notice to the Company.

I acknowledge that it is my intention and the intention of the Company in executing this Waiver and Release of Claims that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, I hereby expressly waive any and all rights and benefits conferred upon me by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE, to the extent applicable to me, and expressly I consent that this Waiver and Release of Claims shall be given full force and effect according to each and all of its express terms and provisions, including as well those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

     "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

I acknowledge that I may hereafter discover claims or facts in addition to or different from those which I now know or believe to exist with respect to the subject matter of this Waiver and Release of Claims and which, if known or suspected at the time of executing this Waiver and Release of Claims, may have materially affected this settlement.

Finally, I acknowledge that I have read this Waiver and Release of Claims and understand all of its terms.

                              /s/ John H. Williford
                              ----------------------
                              Signature of Executive


                              Print Name


                              Date Signed